Exhibit 99.8

PRESS RELEASE

FOR IMMEDIATE RELEASE
November 27, 2024

FlexShopper Announces Record Date for Proposed Rights Offering

Boca Raton, Florida, November 27, 2024 – FlexShopper, Inc. (Nasdaq: FPAY) (the “Corporation”) announced today the tentative calendar for its previously proposed rights offering (“Rights Offering”). The Corporation is planning to commence the Rights Offering to raise capital to equitize its balance sheet through funding the repurchase of over 90% of its Series 2 Convertible Preferred Stock, by repaying a portion of its credit facility and other outstanding debt facilities, and for other corporate purposes including potential acquisitions of other companies.

The Rights Offering will be made through a dividend in the form of two non-transferable basic subscription rights for each share of common stock or common stock equivalent owned on the record date. Each right permits the holder to purchase one unit at a fixed subscription price of $1.70 per unit. Each unit consists of one share of common stock as well as short-term Series A, B and C rights to purchase additional shares of common stock at varying discounted market-based prices.

The dividend of the subscription rights must be settled within one business day of the transaction date. To be considered a shareholder of record you must own the stock in your brokerage account as of 4:00 p.m., Eastern Time, on Friday, November 29, 2024, which is one trading day before the record date of Monday, December 2, 2024.

The proposed Rights Offering also includes an over-subscription privilege, which will entitle each rights holder that exercises all its basic subscription privileges in full, the right to purchase additional units that remain unsubscribed at the expiration of the rights offering. Both the basic and over-subscription privileges are subject to the availability and pro-rata allocation of shares among participants. All basic subscription rights and over-subscription privileges may be exercised during the subscription period of Tuesday, December 3, 2024, through 5:00 p.m., Eastern Time, Friday, December 20, 2024, on a pro-rata basis.

A shareholder that exercises their two non-transferable basic subscription rights at the $1.70 subscription price per unit will receive two additional shares of FlexShopper’s common stock, as well as a total of six rights consisting of Series A, B, and C rights. A shareholder that owned one share prior to the offering that exercises both of their two basic subscription rights and the Series A, B and C rights, would own a total of nine shares of FlexShopper’s common stock after the completion of the Rights Offering, subject to availability.

If and to the extent there are unsubscribed units upon the expiration of the offering of the subscription rights, NRNS Capital Holdings LLC (“NRNS”) has indicated that it may purchase up to $10.6 million of units through the conversion into units of the outstanding principal and accrued interest under the subordinated promissory notes payable by the Corporation to NRNS. Howard S. Dvorkin, FlexShopper’s Chairman, is the manager of NRNS.

Officers and directors of the Corporation have given indications they intend to purchase at least $5.0 million of units (2,941,176 units) in this rights offering. All units sold to them will be at the same price and on the same terms as the other investors in the offering.

The Corporation recommends that current shareholders consider notifying their broker or financial advisor about the upcoming rights offering to ensure their ability to participate in the rights offering.

The expected calendar for the rights offering is as follows:

Dates*
Record date	December 2, 2024
Commencement date	December 3, 2024

SUBSCRIPTION RIGHTS
Deadline for delivery of subscription certificates and payment of unit subscription price	December 20, 2024
Expiration date for Subscription Rights	December 20, 2024
Extension period (if any)	January 21, 2025

SERIES A RIGHTS
Deadline for delivery of subscription certificates and payment of exercise price	January 21, 2025
Expiration date for Series A Rights	January 21, 2025

SERIES B RIGHTS
Deadline for delivery of subscription certificates and payment of exercise price	February 18, 2025
Expiration date for Series B Rights	February 18, 2025

SERIES C RIGHTS
Deadline for delivery of subscription certificates and payment of exercise price	March 20, 2025
Expiration date for Series C Rights	March 20, 2025

*	This time schedule assumes that the subscription offering will be completed by its original expiration date. To the extent the subscription offering is extended, all following dates will be adjusted accordingly.

The Corporation previously filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) relating to the rights offering. The registration statement has not yet become effective. The distribution of rights and the commencement of the rights offering will occur promptly following the effectiveness of the registration statement. The Corporation reserves the right to terminate the proposed rights offering at any time prior to the expiration date for any reason.

The Corporation has engaged Moody Capital Solutions, Inc. to act as dealer-manager for the rights offering.

Questions about the rights offering may be directed to and, when available, copies of the prospectus may be obtained from the information agent for the rights offering, as follows:

Rights Offering Information Agent

MacKenzie Partners, Inc.
7 Penn Plaza, Suite 503
New York, NY 10001
Telephone at (212) 929-5500 (bankers and brokers) or (800) 322-2885 (all others)
rightsoffer@mackenziepartners.com

Moody Capital Solutions, Inc. invites any broker-dealers interested in participating in the rights offering to contact info@moodycapital.com.

This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The rights offering, which is expected to be launched immediately following the effectiveness of the registration statement, will be made only by means of a prospectus.

About FlexShopper, Inc.

FlexShopper, Inc. is a leading national financial technology company that offers innovative payment options to consumers. FlexShopper provides a variety of flexible funding options for underserved consumers through its direct-to-consumer online marketplace at Flexshopper.com and in partnership with merchants both online and at brick-and-mortar locations. FlexShopper’s solutions are crafted to meet the needs of a wide range of consumer segments through lease-to-own and lending products.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements made by or on behalf of the Corporation. The information contained in this press release may include, but are not limited to, statements about undertaking the rights offering, as well as, operating performance, trends, events that we expect or anticipate will occur in the future, statements about sales levels, restructuring, profitability and anticipated expenses and cash outflows. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Act and words such as “may,” “intend,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “forecast” and other terms of similar meaning that indicate future events and trends are also generally intended to identify forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made, are not guarantees of future performance or expectations and involve risks and uncertainties. For the Corporation, these risks and uncertainties include, but are not limited to: our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and those discussed more fully in documents filed with the SEC by the Corporation, particularly in Item 1A, Risk Factors, in Part I of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023, and Part II of the Corporation’s subsequently filed Quarterly Reports on Form 10-Q. The Corporation cannot guarantee any future results, levels of activity, performance or achievements. In addition, there may be events in the future that the Corporation may not be able to predict accurately or control which may cause actual results to differ materially from expectations expressed or implied by forward-looking statements. Except as required by U.S. federal securities law, we assume no obligation, and disclaim any obligation, to update forward-looking statements whether as a result of new information, events or otherwise.

Contacts

For FlexShopper:
Investor Relations
ir@flexshopper.com

Investor and Media Contact:
Andrew Berger, Managing Director
SM Berger & Company, Inc.
Tel: (216) 464-6400
andrew@smberger.com

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